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                                                                    EXHIBIT 3.17


                            ARTICLES OF INCORPORATION

         KNOW ALL MEN BY THESE PRESENTS:

                        That we, the undersigned, all residents of the State of Hawaii, desiring to become a corporation under and in accordance with the laws of said State of Hawaii, and to obtain the benefits conferred by said laws upon corporations, do hereby mutually agree upon and enter into the following Articles of Incorporation, the terms whereof shall be equally obligatory upon the parties hereto as well as upon all other persons who from time to time may become stockholders of the Corporation.


                                    ARTICLE I

                      The name of the Corporation shall be:

                          SMILEY'S SUPER SERVICE, INC.


                                   ARTICLE II

        The principal office of the Corporation shall be located at:

                   1672 KAMEHAMEHA AVENUE, HILO, HAWAII 96720

        and there may be such other offices within and without the State of Hawaii as its ,Board of Directors may from time to time deem necessary or advantageous to the Corporation, such other offices to be in charge of such person or persons as may be appointed by the Board of Directors.

                                   ARTICLE III

                        A. The purposes for which the corporation is organized and its powers in connection therewith are as follows:

                                1.      To conduct the business of a service
        station, which shall include dealing in gasoline and all other petroleum products, all manner of accessories and appliances for repairing of motor vehicles, storing of motor vehicles, and such other business as is usual, proper and necessary in such enterprises.

                                2. To buy, sell, build, exchange, lease and hold for investment, office buildings, homes, apartment houses, industrial property, rental units, land and improvements and thereof on an interim or permanent basis and to furnish, rebuild, redecorate and renovate homes, buildings, offices, and


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        apartments and all types of properties and to finance the same.

                                3.      To purchase or otherwise acquire, hold,
own, use, improve, develop, subdivide, cultivate, grant, bargain, sell, convey, lease, mortgage or otherwise dispose of, and in every other manner deal in and with real property and any estate and interest therein, including easements, appurtenance, licenses and water rights and privileges.

                                4.      To loan money on real estate, bonds,
stocks, notes and all other personal property and upon any and all character of collateral security.

                                5.      To apply for, obtain, register, lease or
assign, or otherwise, dispose of any trade names, trade marks, copyrights, patents, inventions, improvements, and processes.

                                6.      To manufacture, improve, repair, work
upon, buy and take leases and license of, otherwise acquire, use, hold, sell, grant leases, rental agreements and licenses of, otherwise dispose of, and otherwise deal in and with any and all kinds of vehicles, apparatus, machinery tools, mechanical devices, appliances, materials and merchandise of any and every kind, whether or not in any way relating to any other purpose or power of the Corporation.

                                7.      To buy, sell, lease, assemble, import,
export, process and deal in any and all classes of material, merchandise, supplies and commodities of every kind and nature.

                                8.      To engage in and carry on the business
of general wholesale and retail merchants, importers, exporters, commission merchants, brokers, factors, agents, manufacturers, processors, dealing in or with any and all classes of materials, merchandise, supplies and commodities of every kind and nature.

                                9.      To act as agent, representative, broker,
factor, advisor or manager of any individual, partnership corporation and, as such, to promote, develop and extend their business, or to aid in any lawful enterprise.

                                10.     To engage generally, on its own behalf
and for any individual, partnership or corporation carrying on an authorized business, in the management and administration of all kinds of businesses and property, real, personal and mixed, and without limiting the generality of the foregoing, to collect rentals, dividends and other moneys, keep and maintain books and records, prepare tax returns, and pay taxes and other obligations, to invest and reinvest principal and income and other money, to carry on any authorized business and to buy and sell or dispose of and arrange for the administration or management by others of such business or property; and

                                11.     To undertake and carry on any business,
investment, transaction, venture or enterprise which may be lawfully undertaken or carried on by a corporation and any business whatsoever which may seem to the corporation convenient or suitable


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to be undertaken whereby directly or indirectly to promote any of its general purposes or interests or render more valuable or profitable any of its property, rights, interests or enterprises; and, for any of the purposes mentioned in these Articles, to acquire by purchase, lease or otherwise, the property rights, franchises, assets, business and goodwill of any person, firm, association, partnership or corporation engaged in or authorized to conduct any business or undertaking which may be carried on by this corporation or possessed of any property suitable or useful for any of its own purposes and carry on the same, and undertake all or any part of the obligation and liabilities in connection therewith, on such terms and conditions and for such consideration as may be agreed upon, and to pay for the same either all or partly in cash, stocks, bonds, debentures, or other forms of assets and securities, either of this corporation or otherwise; and, to effect any such acquisition or carry on any business authorized by these Articles of Incorporation, either by directly engaging therein, or indirectly by acquiring the shares, stocks or other securities of such other business or entity, and holding and voting the same and otherwise exercising and enjoying the rights and advantages incident thereto.

                        B. In furtherance of said purposes, said corporation shall also have the following powers:

                                1.      To sue and be sued in any court; to make
and use a common seal, and to alter the same at its pleasure; to hold, purchase and convey such property as the purposes of the mortgage the same to secure any debt of the corporation; to appoint such subordinate officers and/or agents as the business of the corporation shall require; to make and adopt and from time to time amend or repeal By-Laws not inconsistent with any existing law for the management of its properties, the election and removal of its officers, the regulation of its affairs and the transfer of its stock, and for all other purposes permitted by law.

                                2.      To borrow money or otherwise incur
indebtedness with or without security and to secure any indebtedness by deed or trust, mortgage, pledge, hypothecation or other lien upon all or any part of the real or personal property of the corporation and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of all kinds, whether secured or unsecured, and to owe debts in an amount which may at any time be in excess of its capital stock.

                                3.      To purchase on commission or otherwise,
subscribe for, hold, own, sell on commission or otherwise, or in any other manner acquire or dispose of and generally to deal in stocks, scripts, bonds, notes, debentures, commercial papers, its own issued shares of capital stock or other securities, therein, and while the owner of the same to exercise all the rights, powers and privileges of ownership.

                                4.      To draw, make, accept, endorse, assign,
discount, execute, and issue all such bills of exchange, bills of lading, promissory notes, warrants and other instruments, either assignable, negotiable or transferable by delivery or to order


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or otherwise, as the business of the corporation shall require.

                                5.      To lend and advance money or to give
credit, with or without security, to such person, firms, or corporations, and on such terms as may be thought fit; and, if with security, then upon mortgages, deeds of trust, pledge or other hypothecations or interest therein or thereto.

                                6.      To aid in all manner corporations of
which any of the bonds or other securities or evidences of indebtedness; of stock are held by this corporation, and to do any acts or things to preserve, protect, improve or enhance the value of any such bonds or other securities of evidences of indebtedness of stock, including specifically the right and power to enter into and take the management of any business enterprise or any kind or nature, and, while so managing any such business, to do the acts and things incidental or necessary thereto.

                                7.      To enter into partnership contracts (as
a general partner or as a limited partner) with any other firm, natural or corporate person or persons, and to enter into and perform contracts, undertakings and obligations of every kind and character to the same extent as if this corporation were a natural person.

                                8.      To promote, assist, subscribe or
contribute to any association, organization, society, company, institution, or object, charitable or otherwise, calculated to benefit the corporation or any person in its employ or having dealings with the corporations, or deemed to be for the common or public welfare.

                                9.      To become a party to and effect a merger
of consolidation with another corporation or other corporations, and to enter into agreements and relationships not in contravention of law with any person, firm or corporation.

                                10.     To become surety for or guarantee any
dividends, bonds, stocks, contracts, debts or other obligations or undertakings of any other person, firm or corporation (provided, however, that nothing herein shall be deemed to authorize the corporation to engage in the banking, surety or bonding business), and to convey, transfer or assign, by way of pledge or mortgage, and future, to secure the debts or obligations, present and future, of such persons, firms, or corporations, and on such terms and conditions as the corporation may determine.

                                11.     To do all or any of the above things in
any part of the world, directly or indirectly, and as principal, agent, factor, contractor, or otherwise, and by or through trustees, agents, or otherwise either alone or in conjunction with others; and

                                12.     The corporation shall have all the
powers now provided or which may hereafter be provided by law for incorporated companies, and which may be implied therefrom.

        The enumeration herein of the objects and purposes


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        of this corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Hawaii now or hereafter in effect, or impliedly by the reasonable construction of said laws.


                                   ARTICLE IV

                        1. The authorized capital stock of the corporation shall be ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) divided into ONE THOUSAND (1,000) shares of common stock of the par value of ONE AND NO/100 DOLLAR ($1.00) a share, with the privilege of subsequent increase or extension of its capital stock from time to time in the manner provided by law by the issuance of either common or preferred stock to an amount not exceeding ONE MILLION DOLLARS ($1,000,000.00) in the aggregate.

                        2. The Board of Directors is authorized, subject to the pre-emptive rights of the holders of common stock of the corporation as set forth in Paragraph 3 of this Article IV, to determine the consideration and the terms and conditions upon which additional shares of stock, with or without par value, may constitute capital and what portion, if any, paid-in surplus, subject to the applicable provisions of these Articles and of law.

                        3. In case the outstanding capital stock of the corporation be increased by the issuance or reissuance of any shares of any class, or by the issuance of any obligations or securities convertible into shares of capital stock (unless the acquisition of the property or of substantially the entire assets of a going business or in connection with a merger or consolidation), such stock, obligations or securities shall. unless otherwise provided by the vote of the holders of not less than three-fourths of the common stock issued and outstanding before being sold or offered to others, be offered to the holders of the common stock of the corporation as of the date of issuance as shown by the stock books of the corporation upon such terms (which terms shall not be less favorable than the terms upon which said shares are thereafter sold to others) as shall be determined by the Board of Directors in proportion to the shares of common stock respectively held by such stockholders at such date.

                        4. The corporation shall have the power from time to time to create an additional class or additional classes of stock with such preferences, voting powers, restrictions and qualifications thereof as shall be fixed in the resolution authorizing the issuance thereof in accordance with law. Subject to the pre-emptive rights of the holders of common stock as set forth in Paragraph 3 of this Article IV, the Board of Directors is authorized to determine the terms and .conditions upon which and the persons to whom authorized and unissued shares may be issued and sold.


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                                    ARTICLE V

                        1. The officers of the corporation shall be a president, one or more vice presidents. a secretary and a treasurer, who shall be elected by the Board of Directors as shall be prescribed by the By-Laws. There may also be such assistant secretaries and assistant treasurers as may be deemed desireable. The officers need not be stockholders, except as may otherwise be provided in the By-Laws of the corporation. There may also be such other subordinate officers and agents as the business of the corporation may require, who shall be elected or appointed as the By-Laws may prescribe. The same person may hold at the same time two or more offices and also be a director.

                        2. There shall be a Board of Directors of not less than two (2) members, who need not be stockholders, except as may otherwise be provided by the By-Laws. The directors shall be elected or appointed and any vacancies at any time occurring in the Board of Directors of any officer thereof in such manner and for such terms as the By-Laws may prescribe.

                        3. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Incorporation or the By-Laws of the corporation; and in furtherance and not in limitation of said general powers, the Board of Directors shall have power: to acquire and dispose of property; to appoint a general manager, branch managers and such other managers, officers or agents of the corporation as in its judgment the business thereof may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of its officers, agents and employees and in its discretion require the security of any of them for the faithful performance of any of their duties; to declare dividends in accordance with law when it shall deem it expedient; to make rules and regulations not inconsistent with law or these Articles of Incorporation or the By-Laws for the transaction of business; to instruct the officers or agents of the corporation with respect to, and to authorize the voting of the stock of other corporations owned or held by this corporation; to incur indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; to create such committees (including an executive committee) and to designate as members of such committees such persons as it shall determine, and to confer upon such committees such powers and authority as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation; to create and set aside reserve funds for any purpose, and to invest any funds of the corporation in such securities or other property as to it may seem proper; to remove or suspend any officer and, generally, do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.


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                                   ARTICLE VI

        The following persons are the first officers and directors of the corporation:

NAME AND OFFICE                             RESIDENCE ADDRESS
---------------                             -----------------

NOBUYUKI KIYOTA       PRESIDENT             1672 KAMEHAMEHA AVENUE
                      DIRECTOR              HILO, HAWAII 96720

LORRAINE P. SHIN      VICE PRESIDENT        184 PUUEO STREET
                      DIRECTOR              HILO, HAWAII 96720

LORRAINE P. SHIN      SECRETARY             184 PUUEO STREET
                      DIRECTOR              HILO, HAWAII 96720

NOBUYUKI KIYOTA       TREASURER             1672 KAMEHAMEHA AVENUE
                      DIRECTOR              HILO, HAWAII 96720

                                   ARTICLE VII

                                                             SUBSCRIPTION PRICE
                  NUMBER OF SHARES     FOR THE SHARES        AMOUNT OF CAPITAL
NAMES OF          SUBSCRIBED FOR BY    SUBSCRIBED FOR BY     PAID IN CASH BY
SUBSCRIBERS       EACH SUBSCRIBER      EACH SUBSCRIBER       EACH SUBSCRIBER

NOBUYUKI KIYOTA         1,000                $1.00              $1,000.00

                                  ARTICLE VIII

                        The corporation shall have succession by its corporate name in perpetuity and shall have all the powers herein enumerated or implied herefrom and the powers now or which may hereafter be approved by law for incorporated companies.

                                   ARTICLE IX

                        No stockholder shall be liable for the debts of the corporation beyond the amount of which may be due or unpaid upon any share or shares of stock of the corporation owned by him.

                        IN WITNESS WHEREOF, the parties to these Articles of Incorporation have hereunto set their hands on this 10th day of September 1986.

                                         /s/ NOBUYUKI KIYOTA
                                        -----------------------------------

                                         /s/ LORRAINE P. SHIN
                                        -----------------------------------


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